UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e). On December 10, 2008, the Compensation Committee of our Board of Directors took action with respect to the following compensatory arrangements or plans with our executive officers:

A. Deferred Compensation Plans. The Compensation Committee approved amendments to the following nonqualified deferred compensation plans in order to have the plans comply with Section 409A of the Internal Revenue Code:

· Amended and Restated 2005 Deferred Compensation Plan;

· Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Benefit]; and

· Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Contribution].

Section 409A generally provides that vested amounts deferred under a nonqualified deferred compensation arrangement are currently includible in taxable income, unless the arrangement meets specified documentation and operational requirements. The above listed amended and restated plans approved by the Committee are intended to comply with Section 409A documentation requirements, including but not limited to, the manner and timing of deferral elections, determining "separation from service," and timing of payouts for "Specified Employees" (top 50 compensated employees).

In addition to changes mandated by Section 409A rules, the Committee also approved changes to bring the plans into conformity with practices permitted by Section 409A and present Nordson administrative practices, including:

(a) Permitting participants to make new payment elections with respect to previously deferred cash and share units as of December 31, 2008 (transitional relief);

(b) Providing the Administrative Committee for Nordson Corporation Sponsored Employee Pension and Retirement Benefit Plans with discretion to permit accelerated payments in all instances permissible under Section 409A of the Code (e.g. domestic relations orders, limited cash outs, payment of employment taxes, payments upon income inclusion under Code Section 409A, cancellation of deferrals following an unforeseeable emergency or hardship distribution, and plan terminations and liquidations);

(c) Defining a Section 409A "Separation from Service," which triggers a permissible payout under the plans, as services performed as an employee or as an independent contractor which will permanently decrease to less than 50% of the average level of services performed over the immediately preceding 36-month period (or the full period of services performed if the employee has been providing services to the Employers for less than 36 months);

(d) Eliminating the application of the six month delay on distributions to specified employees who become totally disabled; and

(e) Permitting unlimited subsequent deferral elections but subject to the payout being delayed for an additional five years.

The foregoing description of the Amended and Restated 2005 Deferred Compensation Plan, Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Benefit], and Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Contribution] is qualified in its entirety by the full terms and conditions of the Plans, forms of which are filed as Exhibit 10.01(a), 10.01(b) and 10.01(c), respectively, to this Current Report on Form 8-K and incorporated herein by reference.

B. Change-in-Control Retention Agreement. The Committee also approved Change-in-Control Retention Agreements for executive officers other than the chief executive officer. The Retention Agreement supersedes and replaces the present Employment Agreement with executive officers which agreement was approved by the Compensation Committee in November 1988. As with the Employment Agreement, the Retention Agreement is effective upon a change-in-control as defined in the Retention Agreement (the definition now being consistent with that in the Amended and Restated 2004 Nordson Corporation Long-Term Performance Plan which was approved by shareholders on February 19, 2008).

Pursuant to the terms of the Retention Agreement, each of our executive officers other than the chief executive officer will be entitled to receive certain payments and benefits if the executive officer’s employment is terminated within 24 months after the date of a change-of-control either by Nordson or the acquirer without cause or by the executive officer for good reason ("good reason" includes such actions as a reduction in total direct compensation opportunity, a material diminution in responsibility, or a requirement that the executive officer relocate beyond a radius of 50 miles). In such event, the executive officer will be entitled to receive:

● a lump-sum payment equal to two times the sum of annual base salary and annual target incentive compensation;

● a pension enhancement of 2 years service credit & 2 years age credit;

● continuation of standard health and welfare benefits until alternate employment is obtained, up to a maximum of two years; and

● individual outplacement services up to a maximum of $50,000.

As did the Employment Agreement, the Retention Agreement contains a tax gross-up provision. Thus, if any of the payments and benefits due an executive officer under the Retention Agreement would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) or if payments were made by the either by Nordson or the acquirer in violation of Internal Revenue Code Section 409A, then the officer would be reimbursed for the taxes incurred.

The foregoing description of the Retention Agreement is qualified in its entirety by the full terms and conditions of the Retention Agreement, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

C. Amendment to Employment Agreement. The Compensation Committee approved amendments to the present Employment Agreement with President and Chief Executive Officer Edward P. Campbell to provide for those changes required by Section 409A and to eliminate the mitigation requirements set forth in the Employment Agreement.

The foregoing description of the Amendment to Employment Agreement is qualified in its entirety by the full terms and conditions of the Amendment to Employment Agreement, a form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

D. Restated Supplemental Pension and Severance Benefits Arrangement with Mr. Campbell. Mr. Campbell’s supplemental non-qualified defined benefit (pension) and severance arrangements qualify as deferred compensation arrangements under Section 409A. The Restated Arrangement is subject to the clarification to the severance arrangement that was adopted by the Compensation Committee on December 12, 2007. The clarification provided that the severance payment would be made only for a termination without cause. In addition, the clarification provided that the severance arrangement does not apply in the event of a termination of employment following a change-in-control. In such event, the severance provision of Mr. Campbell’s Employment Agreement (now the Amended Employment Agreement) would be operative.

The Restated Arrangement does not increase the supplemental non-qualified defined benefit or severance benefits to Mr. Campbell but is intended to bring the supplemental pension arrangement and the severance arrangement under one agreement form which is in compliance with the documentation requirements of Section 409A.

The foregoing description of the Restated Supplemental Pension and Severance Benefits Arrangement with Mr. Campbell is qualified in its entirety by the full terms and conditions of the Restated Supplemental Pension and Severance Benefits Arrangement with Mr. Campbell, a form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.01(a) Amended and Restated 2005 Deferred Compensation Plan

10.01(b) Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Benefit]

10.01(c) Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Contribution]

10.2 Change-in-Control Retention Agreement

10.3 Amended Change-in-Control Employment Agreement with Edward P. Campbell

10.4 Supplemental Pension and Severance Benefits Arrangement with Edward P. Campbell

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

December 16, 2008	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice president, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.01(a)	Amended and Restated 2005 Deferred Compensation Plan
10.01(b)	Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Benefit]
10.01(c)	Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Contribution]
10.2	Change-in-Control Retention Agreement
10.3	Amended Change-in-Control Employment Agreement with Edward P. Campbell
10.4	Supplemental Pension and Severance Benefits Arrangement with Edward P. Campbell